Exhibit 21

HARRIS CORPORATION

SUBSIDIARIES AS OF AUGUST 28, 2015

(100% direct or indirect ownership by Harris Corporation, unless otherwise noted)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Harris Atlas Systems LLC *	Abu Dhabi, UAE
Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris Canada Systems, Inc.	Canada
Harris CapRock Communications, Inc.	Texas
Harris Cayman Ltd.	Cayman Island
Harris Communications (Australia) Pty. Ltd.	Australia
Harris Communications Egypt, LLC	Egypt
Harris Communications Bahrain Co. W.L.L.	Bahrain
Harris Communications Congo SARL	Congo
Harris Communications MH Spain, S.L.	Spain
Harris Communications FZCO	Dubai, UAE
Harris Communications GmbH	Germany
Harris Communications Honduras S.A. de C.V.	Honduras
Harris Communications Korea Ltd.	Korea
Harris Communications Limited	Hong Kong
Harris Communications Malaysia Sdn. Bhd.	Malaysia
Harris Communications de Mexico, S.de R.L. de C.V.	Mexico
Harris Communications Services Sdn. Bhd.	Malaysia
Harris Communications Servicios de Mexico S. de R.L. de C.V.	Mexico
Harris Communications Pakistan (Private) Limited.	Pakistan
Harris Communication Solutions (Indiana), Inc.	Indiana
Harris Comunicaçoes Participaçoes do Brasil Ltda.	Brazil
Harris Communications (Spain), S.L.	Spain
Harris Communications Systems India Private Limited	India
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris EG SARL *	Equatorial Guinea
Harris Global Communications Solutions Limited	Nigeria
Harris International Inc.	Afghanistan
Harris International, Inc.	Delaware
Harris International Chile Limitada	Chile
Harris International Holdings, LLC	Delaware
Harris International Saudi Communications	Saudi Arabia
Harris International Venezuela, C.A.	Venezuela
Harris IT Services Corporation	Maryland
Harris Norge AS	Norway
Harris NV	Belgium
Harris Patriot Healthcare Solutions, LLC	Pennsylvania
Harris Pension Management Limited	United Kingdom
Harris PNG Ltd.	Papua New Guinea
Harris Salam *	Qatar
Harris Solid-State (Malaysia) Sdn. Bhd.	Malaysia
Harris Systems Limited	United Kingdom
Al-Shabaka for Protection Products Marketing and General Support Services, LLC	Iraq
Applied Kilovolts Group Holdings Limited	United Kingdom

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Applied Kilovolts Limited	United Kingdom
California Commercial Spaceport, Inc. *	California
CapRock Communications (Australia) Pty. Ltd.	Australia
CapRock Communications International, Inc.	Delaware
CapRock Communications International Limited	Scotland
CapRock Communications Norway AS	Norway
CapRock Communications Pte. Ltd.	Singapore
CapRock Comunicações Angola, Lda.	Angola
CapRock Comunicações do Brasil Ltda.	Brazil
CapRock Government Solutions, Inc.	Virginia
CapRock International Holdings, Ltd.	Bermuda
CapRock UK, Ltd.	Scotland
CCI Services Corp.	Delaware
CCSI Investment Corporation	California
CCSI Management Corporation	California
CR Communications, Inc.	Texas
CR MSA, LLC	Delaware
CR Shared Services, LLC	Delaware
Darlington, Inc.	Delaware
Defence Investments Limited	United Kingdom
Eagle Technology, LLC	Delaware
EDO (UK) Ltd.	United Kingdom
EDO Artisan, Inc.	New Jersey
EDO Automotive Natural Gas, Inc.	Delaware
EDO Communications and Countermeasures Systems, Inc.	California
EDO Corporation	New York
EDO Energy Corporation	Delaware
EDO MBM Technology Ltd.	United Kingdom
EDO Mtech, Inc.	Pennsylvania
EDO Professional Services, Inc.	Virginia
EDO Reconnaissance and Surveillance Systems, Inc.	California
EDO Rugged Systems Ltd.	United Kingdom
EDO Western Corporation	Utah
EVI Technology LLC	Delaware
Exelis Advanced Engineering & Sciences International, Inc.	Delaware
Exelis Arctic Services	Delaware
Exelis Australia Holdings Pty Ltd.	Australia
Exelis Australia Pty Ltd.	Australia
Exelis C4i Pty Ltd.	Australia
Exelis C4i, Inc.	Delaware
Exelis Communications Support, Inc.	Delaware
Exelis Defence Ltd.	United Kingdom
Exelis FSC Investment Corporation	Delaware
Exelis FSC Management Corporation	Delaware
Exelis GNSS Solutions, Inc.	California
Exelis Holdings, Inc.	Delaware
Exelis Huntington, LLC	Delaware
Exelis Inc.	Indiana
Exelis International, Inc.	Delaware
Exelis Luxembourg Sarl.	Luxembourg

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Exelis Orthogon GmbH	Germany
Exelis Tethered Radar LLC	Delaware
Exelis Visual Information Solutions BV	Netherlands
Exelis Visual Information Solutions GmbH	Germany
Exelis VIS KK	Japan
Exelis Visual Information Solutions France SARL	France
Exelis Visual Information Solutions SRL	Italy
Exelis Visual Information Solutions UK Limited	United Kingdom
Exelis Visual Information Solutions, Inc. *	Colorado
Felec Services, Inc.	Delaware
Fiber Innovations, Inc.	Massachusetts
GCS Limited	Cayman Islands
Gilcron Corporation	Delaware
Gilcron International, Inc.	Delaware
HAL Technologies, LLC.	Delaware
Hunan Carefx Information Technology, LLC	China
IBL JV, LLC *	Delaware
Impact Science & Technology, Inc.	New Hampshire
Manatee Investment, LLC	Delaware
Manu Kai, LLC *	Hawaii
Maritime Communication Services, Inc.	Delaware
Melbourne Leasing, LLC	Florida
NexGen Communication, LLC	Virginia
Nextgen Equipage Fund, LLC	Delaware
Pine Valley Investments, LLC	Delaware
PT CapRock Communications Indonesia *	Indonesia
SARL Assured Communications	Algeria
S.C. Harris Assured Communications SRL	Romania
SpaceLink Systems, Inc.	Texas
SpaceLink Systems, LLC	Delaware
Spaceport Management Corporation	Delaware
Spaceport Systems International, LP	Delaware
Sunshine General Services, LLC	Iraq

*	Subsidiary of Harris Corporation less than 100% directly or indirectly owned by Harris Corporation.